As Filed with the Securities and Exchange Commission on May 7, 2003
      Post-Effective Amendment No. 2 to Registration Statement on Form S-8
                          Registration (No. 333-65652)
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                         Post-Effective Amendment No. 2
                                   To Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                           PANAMERICAN BEVERAGES, INC.
             (Exact name of registrant as specified in its charter)


          United Mexican States                        Not Applicable
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

                       Guillermo Gonzalez Camarena No. 600
                            Centro de Ciudad Santa Fe
                            Delegacion Alvaro Obregon
                               01210 Mexico, D.F.
                    (Address of Principal Executive Offices)

                               -----------------

             Stock Options and Restricted Stock Granted Pursuant to
                              Employment Agreements
                            (Full title of the plan)

                               -----------------

                              CT Corporation System
                                 111 8th Avenue
                                  New York, NY
                                 (212) 894-8940
 (Name, address and telephone number, including area code, of agent for service)

                               -----------------

                      with copies of all correspondence to:

                             Jaime A. El Koury, Esq.
                            Ethan A. Klingsberg, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2000

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
                          Deregistration of Securities

            Panamerican Beverages, Inc. (the "Company") hereby withdraws 1,300,000 shares of Class A Common Stock of the Company ("Common Stock") from registration, which represent all the shares of Common Stock registered and not previously issued under its Registration Statement on Form S-8 (File No. 333-65652), as amended. In connection with the merger of the Company with Midtown Sub, Inc., a wholly owned subsidiary of Coca-Cola FEMSA, S.A. de C.V., the provisions in the employment agreements, dated as of October 6, 2000, between the Company and each of William G. Cooling and Henry A. Schimberg that would have provided for the issuance of such shares of Common Stock to such individuals are no longer in effect and no shares of Common Stock may be issued under such provisions.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, Panamerican Beverages, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (File No. 333-65652) to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on the 7th day of May, 2003.

PANAMERICAN BEVERAGES, INC.

By: /s/ CARLOS SALAZAR LOMELIN
    ----------------------------------------
    Name: Carlos Salazar Lomelin
    Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-65652) has been signed below by the following persons in the capacities on the 7th day of May, 2003.

              Signature                                          Title
              ---------                                          -----
      /S/ CARLOS SALAZAR LOMELIN
---------------------------------------
        Carlos Salazar Lomelin             Chairman of the Board and Chief Executive Officer
                                                     (Principal Executive Officer)

       /S/ ALFONSO GARZA GARZA
---------------------------------------
         Alfonso Garza Garza                          Vice-Chairman of the Board


    /S/ JOSE OCTAVIO REYES LAGUNES
---------------------------------------
      Jose Octavio Reyes Lagunes                          Member of the Board


     /S/ HECTOR TREVINO GUTIERREZ
---------------------------------------
       Hector Trevino Gutierrez               Chief Financial and Administrative Officer
                                             (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Panamerican Beverages, Inc. has signed this Post-Effective Amendment No.2 to the
Registration Statement on Form S-8 (File No. 333-65652) in the City of New York,
State of New York, on the 7th day of May, 2003.


       /S/ DONALD J. PUGLISI
---------------------------------------
           Donald J. Puglisi                  Managing Director of Puglisi and Associates
